Exhibit 5.1
[Letterhead of Shearman & Sterling LLP]
October 29, 2009
JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, NY 11375
JetBlue Airways Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to JetBlue Airways Corporation, a Delaware corporation (the “Registrant”), in connection with the shelf registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering on a delayed basis from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of Registrant’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of Registrant’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) debt securities (“Debt Securities”), (iv) depositary shares representing the entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series (“Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (“Warrants”), (vi) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depository Shares at a future date or dates (“Stock Purchase Contracts”), (vii) stock purchase units (“Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities, (viii) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (“Subscription Rights” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”) and (ix) pass through certificates (“Pass Through Certificates”).
          The Registration Statement includes two separate prospectuses. One prospectus relates to the Securities (the “Securities Prospectus”) and the other prospectus relates to the Pass Through Certificates to be issued by one or more trusts formed by the Registrant relating to certain equipment notes either issued by the Registrant or an owner trustee (the “Pass Through Prospectus”).
          The Debt Securities will be issued in one or more series pursuant to the indenture dated as of March 16, 2005 (the “Indenture”) between the Registrant, as issuer, and Wilmington Trust Company, as trustee (the “Trustee”), a copy of which is incorporated by reference in the Registration Statement. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer’s Certificate thereunder (an “Indenture Document”). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Registrant and the depositary party thereto (the “Depositary”). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Registrant the warrant agent party thereto (the “Warrant Agent”). The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Registrant and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”). The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Registrant and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”). The Pass Through Certificates will be issued in one or more series by one or more pass through trusts under the provisions of a separate pass through trust agreement (the “Pass Through Agreement”) to be entered into between the Registrant and the pass through trustee party thereto (each, a “Pass Through Trustee”). Each Indenture Document, Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement and Pass Through Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a current report on Form 8-K incorporated in such Registration Statement by reference. The Indenture, Indenture Document, Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement are hereinafter referred to as the “Securities Documents.”
          As counsel to the Registrant, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Securities Prospectus, the Pass Through Prospectus, the certificate of incorporation and by-laws of the Registrant, as amended, and such corporate records of the Registrant, certificates of public officials, officers of the Registrant and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrant.
          We also have assumed that (i) at the time of any offering or sale, the Securities and the Securities Documents relating thereto and the Pass Through Certificates and the Pass Through Agreements relating thereto will have been specifically authorized for issuance and execution and delivery by the Registrant by the Registrant’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock, Preferred Stock, Depositary Shares or Warrants, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will when so issued have been duly authorized, executed and delivered, against receipt of the consideration approved by the Registrant which will be no less than the par value thereof, (iv) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (v) one or more prospectus supplements will have been filed with the Commission describing the particular Securities or Pass Through Certificates offered thereby, (vi) all Securities and Pass Through Certificates will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Securities Prospectus or Pass Through Prospectus, respectively, and the applicable prospectus supplement relating thereto, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities or Pass Through Certificates will have been duly authorized and validly executed and delivered by the Registrant and the other parties thereto, (viii) the terms of the Securities or Pass Through Certificates will not, and the execution, delivery and performance by the Registrant of the Securities Documents or Pass Through Agreements to which it is a party will not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant; and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party will be required for the execution, delivery or performance by the Registrant of any of the Securities Documents or Pass Through Agreements to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.
          With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Indenture has been and the related Indenture Document will have been duly executed and delivered by the Registrant and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Registrant and (b) as provided in the Indenture and such Indenture Document.
          With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate Certificate of Designation with respect to such series of Preferred Stock will have been duly adopted by the Registrant’s Board of Directors and filed with the Secretary of State of the State of Delaware.
          With respect to the issuance and sale of any Depositary Shares, we have assumed that (i) the related Deposit Agreement will have been duly executed and delivered by the Registrant and the Depositary, and (ii) the Depositary Shares, when issued, will be executed, issued and delivered (and the Registrant will have deposited shares of the Preferred Stock with the Depositary pursuant to such Deposit Agreement) (a) against receipt of the consideration therefor approved by the Registrant and (b) as provided in such Deposit Agreement.
          With respect to the issuance and sale of any Warrants, we have assumed that (i) the related Warrant Agreement will have been duly executed and delivered by the Registrant and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Registrant and (b) as provided in such Warrant Agreement.

          With respect to the issuance and sale of any Stock Purchase Contracts, we have assumed that (i) the related Stock Purchase Contract Agreement will have been duly executed and delivered by the Registrant and the Stock Purchase Contract Agent, and (ii) the Stock Purchase Contracts, when issued, will be executed, countersigned by the Stock Purchase Contract Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Registrant and (b) as provided in such Stock Purchase Contract Agreement.
          With respect to the issuance and sale of any Stock Purchase Units, we have assumed that (i) the related Stock Purchase Unit Agreement will have been duly executed and delivered by the Registrant and the Stock Purchase Unit Agent, and (ii) the Stock Purchase Units, when issued, will be executed, countersigned by the Stock Purchase Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Registrant and (b) as provided in such Stock Purchase Unit Agreement.
          With respect to the issuance and sale of any Pass Through Certificates, we have assumed that (i) the related Pass Through Agreement will have been duly executed and delivered by the Registrant and the Pass Through Trustee, and (ii) the Pass Through Certificates, when issued, will be executed, authenticated, issued and delivered by the Pass Through Trustee (a) against receipt of the consideration therefor approved the Registrant and (b) as provided in such Pass Through Agreement.
          We have further assumed that each Securities Document and each Pass Through Agreement will be duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, each party thereto, other than the Registrant, enforceable against each such party in accordance with its terms, that each Certificate of Designation will be governed by and construed in accordance with the corporate law of the State of Delaware and that each other Securities Document and each Pass Through Agreement will be governed by and construed in accordance with the law of the State of New York.
          Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.
          Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
1.	Any Securities consisting of Common Stock or Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.	Any Securities consisting of Debt Securities will constitute valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms and will be entitled to the benefits of the Indenture and the related Indenture Document.

3.	Any Securities consisting of Depositary Shares will be validly issued.

4.	Any Securities consisting of Warrants will constitute valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

5.	Any Securities consisting of Stock Purchase Contracts will constitute valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

6.	Any Securities consisting of Stock Purchase Units will constitute valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

7.	Any Securities consisting of Subscription Rights will be validly issued.

8.	The Pass Through Certificates of a series will constitute the valid and binding obligation of the related Pass Through Trustee, enforceable against such Pass Through Trustee in accordance with their terms, and will be entitled to the benefits of the related Pass Through Agreement.
          The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Securities Prospectus and the Pass Through Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP

JSK/JHH/KJR/TOS/JSG
SKF

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